Multiband Announces 2011 First Quarter Results

First quarter 2011 revenue increases 7% over comparable period in 2010
Net loss declines significantly to $92,000 in 2011 from $964,000 in 2010
Company reaffirms 2011 guidance for revenue of $265 to $270 million and adjusted EBITDA of $19 to $23 million

MAY 16, 2011 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation's largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

•	First quarter revenues were $64.5 million, an increase of 7% compared to $60.2 million for the quarter ended March 31, 2010.

•	First quarter 2011 gross margins were 25.9% compared to 27.0% for the year-ago period.

•	First quarter 2011 net loss of $92,000, an improvement of 90.5% from the net loss of $964,000 for the quarter ended March 31, 2010.

•	Adjusted EBITDA, a non-GAAP measure, was $3.1 million for both the first quarter of 2011 and 2010.

First Quarter 2011 Results

Revenues for the three months ended March 31, 2011 totaled $64.5 million versus $60.2 million for the same period in 2010.  The 7% increase in revenues is primarily due to an increase of $2.0 million in incentive revenue up to $5.8 million in 2011.  This increase is a result of continued improvements in operating performance and efficiencies which improved customer satisfaction scores.

First quarter 2011 gross margin was 25.9%, consistent with the 27.0% gross margin recognized during the same period in 2010.  First quarter margins were negatively impacted by significant increases in fuel costs as well as very poor weather in a number of markets served by the Company.

Selling, general and administrative expenses for the three months ended March 31, 2011, increased approximately 8.3% to $14.6 million from $13.5 million in the same period last year, driven by increases in management training and certain legal and other professional service fees.  As a percentage of revenues, selling, general and administrative expenses maintained a consistent level between years of 22.7% in 2011 versus 22.4% in 2010.

Operating income was $364,000 in the quarter just ended compared to $342,000 in the same period last year.

Adjusted EBITDA, a non-GAAP measure, was $3.1 million for both the first quarter of 2011 and 2010.

In the first quarter of 2011, the Company incurred a net loss attributable to common stockholders, subsequent to dividends on preferred shares, of $473,000, or $0.05 per basic and diluted share compared to a net loss of $1.3 million, or $0.14 per basic and diluted share in the year-ago period.

James L. Mandel, CEO of Multiband, commented, “Higher fuel prices and poor weather conditions had an impact on our gross margin during the first quarter of 2011  Beginning in the second quarter of 2011, we will receive an additional payment from DirecTV to partially offset the escalation in fuel prices.”

The Company generated approximately $5.8 million in operating cash flow for the quarter ended March 31, 2011 compared to $4.3 million for the quarter ended March 31, 2010.  This resulted in a 13.0% improvement in the working capital deficit to $10.7 million for the quarter ended March 31, 2011 from $12.3 million at December 31, 2010.  Cash and cash equivalents increased $2.1 million, or 175%, to $3.3 million as of March 31, 2011 compared to $1.2 million at December 31, 2010.

Conference Call Information

The Company will hold a conference call to discuss the results.  The conference call will take place Monday, May 16, 2011, at 4:30 P.M. Eastern Daylight Time.

Anyone interested in participating should call 1-877-941-2321 if calling within the United States or 1-480-629-9666 if calling internationally.  There will be a playback available until May 23, 2011.  To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally.  Please use pin number 4440562 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=0000865C.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

- tables follow -

Adjusted EBITDA Computation (three months ended March 31, 2011 and 2010) (in thousands)

		March 31, 2011	March 31, 2010
(i)	Net Loss	$(92)	$(964)
(ii)	Non Operating Gains/Losses	501	294
(iii)	Adjusted Net Income (Loss)	409	(670)
	(Sum of (i)minus (ii))
(iv)	Interest Expense	986	1,123
(v)	Depreciation & Amortization	1,715	2,436
(vi)	Income Tax Provision (Benefit)	(49)	200
(vii)	Adjusted EBITDA	$3,061	$3,089
	(sum of (iii) +( iv) + (v) + (vi))

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company's investor relations web site (www.multibandusa.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company's quarterly financial results.

Multiband, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and certain non-cash events. Multiband manages its business based on its cash flows. Multiband, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. Multiband, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide.  Since an outside investor may base its evaluation of Multiband's performance based on Multiband's net income or loss not its cash flows, there is a limitation to the adjusted EBITDA measurement.  Adjusted EBITDA is not, and should not be considered, an alternative to net income or loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP).

Adjusted EBITDA is a supplemental non-GAAP financial measure.  Adjusted EBITDA is equal to net income (loss) excluding: (a) non operating losses (gains); (b) interest expense; (c) depreciation and amortization; (d) impairment of assets; and (e) income taxes.  The most directly comparable GAAP measure to adjusted EBITDA in Multiband’s case is net income (loss).  The above table reconciles net income (loss) to adjusted EBITDA for the periods presented–EBITDA is a supplemental non-GAAP financial measure. EBITDA is equal to net income (loss) excluding: (a) non operating losses (gains); (b) interest expense; (c) depreciation and amortization; and (d) income taxes.

Safe Harbor Statement

Cautionary Notice:  In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act.  These forward-looking statements reflect the Company’s expectations or beliefs concerning future events.  The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limted to, changes in economic and market conditions, management of rowth, timing and magnitude of future contracts, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions and other risks noted in the Company’s SEC filings, including its Annual Report on Form 10-K for its 2010 fiscal year.  Forward-looking statements are made in the context of information available as of the date stated.  The company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2011 (unaudited)	March 31, 2010 (unaudited)

REVENUES	$64,475	$60,248

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	47,759	43,953
Selling, general and administrative	14,637	13,517
Depreciation and amortization	1,715	2,436

Total costs and expenses	64,111	59,906

INCOME FROM OPERATIONS	364	342

OTHER EXPENSE
Interest expense	(986)	(1,123)
Interest income	8	5
Proceeds from life insurance	409	-
Other income	64	12

Total other expense	(505)	(1,106)

LOSS BEFORE INCOME TAXES	(141)	(764)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(49)	200

NET LOSS	(92)	(964)

Preferred stock dividends	381	381
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(473)	$(1,345)

LOSS PER COMMON SHARE – BASIC AND DILUTED:
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(0.05)	$(0.14)

Weighted average common shares outstanding – basic and diluted	10,448,638	9,791,373

See accompanying notes to the unaudited condensed consolidated financial statements

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)
	Three Months Ended
	March 31, 2011 (unaudited)	March 31, 2010 (unaudited)

NET LOSS	$(92)	$(964)

OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized losses on securities:
Unrealized holding losses arising during period	-	(1)

COMPREHENSIVE LOSS	$(92)	$(965)

See accompanying notes to the unaudited condensed consolidated financial statements

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(in thousands)

	March 31, 2011 (unaudited)	December 31, 2010 (audited)
CURRENT ASSETS
Cash and cash equivalents	$3,342	$1,204
Securities available for sale	2	2
Accounts receivable, net	17,046	17,223
Other receivable – related party	518	518
Inventories	10,854	11,066
Prepaid expenses and other	11,015	1,939
Current portion of notes receivable	8	6
Income tax receivable	3,258	3,133
Deferred tax asset – current	5,589	5,598
Total Current Assets	51,632	40,689
PROPERTY AND EQUIPMENT, NET	6,760	7,177
OTHER ASSETS
Goodwill	38,042	38,042
Intangible assets, net	16,634	17,435
Other receivable – related party – long term	38	352
Notes receivable – long-term, net of current portion	23	27
Deferred tax asset – long term	1,918	1,897
Other assets	5,883	6,049
Total Other Assets	62,538	63,802

TOTAL ASSETS	$120,930	$111,668

See accompanying notes to the unaudited condensed consolidated financial statements

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except share and liquidation preference amounts)

	March 31, 2011 (unaudited)	December 31, 2010 (audited)
CURRENT LIABILITIES
Line of credit	$44	$49
Short term debt	6,950	44
Related parties debt – short term	615	665
Current portion of capital lease obligations	408	444
Accounts payable	30,631	26,997
Accrued liabilities	21,847	22,971
Deferred service obligations and revenue	1,848	1,822
Total Current Liabilities	62,343	52,992
LONG-TERM LIABILITIES
Accrued liabilities – long term	3,603	3,697
Long-term debt	4,901	4,931
Related parties debt - long-term	29,099	29,449
Capital lease obligations, net of current portion	287	356
Total Liabilities	100,233	91,425
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (14,171 shares issued and outstanding, $148,796 liquidation preference)	213	213
10% Class C (112,000 shares issued and outstanding, $1,120,000 liquidation preference)	1,453	1,453
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (10,000 and 11,595 shares issued and outstanding, $100,000 and $115,950 liquidation preference)	41	48
6% Class H (1.15 and 1.23 shares issued and outstanding, $115,000 and $123,000 liquidation preference)	-	-
8% Class J (100 shares issued and outstanding, $10,000,000 liquidation preference)	10,000	10,000
15% Class E cumulative preferred stock, no par value, (195,000 shares issued and outstanding, $1,950,000 liquidation preference)	1,950	1,950
Common stock, no par value (10,479,859 and 10,305,845 shares issued and outstanding)	39,718	39,311
Stock-based compensation	48,031	47,504
Accumulated other comprehensive income – unrealized gain on securities available for sale	2	2
Accumulated deficit	(82,211)	(81,738)
Total Stockholders' Equity	20,697	20,243

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$120,930	$111,668

See accompanying notes to the unaudited condensed consolidated financial statements